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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                      CREATIVE PRODUCTS INTERNATIONAL, INC.


         THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         FIRST: The name of the corporation is Creative Products International, Inc. (hereinafter called the "Corporation").

         SECOND: The registered office of the Corporation is to be located at 9 East Loockerman Street, in the City of Dover, in the County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is National Corporate Research, Ltd.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, par value $.01 per share.

         FIFTH: The name and mailing address of the incorporator is: Karen S. Johnson, c/o Bryan Cave LLP, 245 Park Avenue, New York, New York 10167-0034.

         SIXTH: The election of directors need not be by written ballot unless the by-laws so provide.

         SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal by-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         NINTH: Anything to the contrary in this Certificate of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that nothing in this paragraph shall eliminate or limit the liability






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of a director (i) for any breach of such director's duty of loyalty to the
Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. The modification or repeal of this Article Ninth shall not affect the restriction hereunder of a director's personal liability for any act or omission occurring prior to such modification or repeal.

         I, the undersigned, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 25th day of March, 1999.



                                               /s/ Karen S. Johnson
                                            ------------------------------------
                                            Karen S. Johnson, Incorporator
                                            c/o Bryan Cave LLP
                                            245 Park Avenue
                                            New York, New York 10167-0034




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